Exhibit 3.2

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ENVIRI II CORPORATION

The name of the corporation is Enviri II Corporation (the “Corporation”). The Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) was originally filed with the Secretary of State of the State of Delaware on November 3, 2025. This Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which amends, restates and integrates the provisions of the Original Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and by the written consent of the stockholder of the Corporation in accordance with Section 228 of the DGCL. The Original Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

Section 1.1 Name. The name of the Corporation is Enviri II Corporation.

ARTICLE II

Section 2.1 Address. The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL.

ARTICLE IV

Section 4.1 Capitalization.

(i) The total number of shares of all classes of stock that the Corporation is authorized to issue is 110,000,000 shares, consisting of: (A) 10,000,000 shares of preferred stock, with a par value of $0.00001 per share (the “Preferred Stock”), and (B) 100,000,000 shares of common stock, with a par value of $0.00001 per share (the “Common Stock”).

(ii) The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by a vote of the holders of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

Section 4.2 Preferred Stock.

(i) The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation, powers (including voting powers), preferences and relative, participating, optional or other special rights, if any, of such series and any qualifications, limitations or restrictions thereof, and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights, if any, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(ii) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall have no voting rights except as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).

Section 4.3 Common Stock.

(i) Voting Rights.

(1) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

(2) Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(3) Except as otherwise provided in this Certificate of Incorporation or required by applicable law, the holders of Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of such series of Preferred Stock) on all matters submitted to a vote of the stockholders generally.

(ii) Dividends. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation that are by law available therefor, at such times and in such amounts as the Board in its discretion may determine.

(iii) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to distributions upon dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.

ARTICLE V

Section 5.1 Number of Directors. Subject to any rights of the holders of one or more series of Preferred Stock, voting separately as a series or separately as a series with one or more such other series to elect directors (such directors, the “Preferred Stock Directors”), the number of directors which shall constitute the Board shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board.

Section 5.2 Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock in respect of Preferred Stock Directors, the Board shall be divided, with respect to the time for which they severally hold office, into three classes, designated Class I, Class II and Class III, as nearly equal in number as reasonably possible. The first term of office for the Class I directors shall expire at the 2027 annual meeting of stockholders. The first term of office for the Class II directors shall expire at the 2028 annual meeting of stockholders. The first term of office for the Class III directors shall expire at the 2029 annual meeting of stockholders. At the 2027 annual meeting of stockholders, the Class I directors shall be elected for a term of office to expire at the 2030 annual meeting of stockholders. At the 2028 annual meeting of stockholders, the Class II directors shall be elected for a term of office to expire at the 2030 annual meeting of stockholders. At the 2029 annual meeting of stockholders, the Class III directors shall be elected for a term of office to expire at the 2030 annual meeting of stockholders. Commencing at the 2030 annual meeting of stockholders and at all subsequent annual meetings of stockholders, the Board will no longer be classified under Section 141(d) of the DGCL, and all directors shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders. Each director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. Prior to the 2030 annual meeting of stockholders, in case of any increase or decrease, from time to time, in the number of directors (other than the Preferred Stock Directors), the number of directors in each class shall be apportioned by the Board as nearly equal in number as reasonably possible as shall be determined by the Board.

Section 5.3 Ballot. Unless and except to the extent that the Bylaws of the Corporation (as amended, restated or otherwise modified from time to time, the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot.

Section 5.4 Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws.

Section 5.5 Newly Created Directorships and Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock in respect of Preferred Stock Directors, and unless the Board otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or by the sole remaining director, and directors so chosen shall hold office until the next election of the class, if any, for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, retirement, disqualification or removal. Notwithstanding the foregoing, from and after the 2030 annual meeting of stockholders, any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, retirement, disqualification or removal. No decrease in the number of authorized directors constituting the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall shorten the term of any incumbent director.

Section 5.6 Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock in respect of Preferred Directors, any director(s) of the Corporation may be removed from office by the affirmative vote of the holders of at least a majority of the total voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class (the “Voting Stock”), at a meeting duly called for that purpose; provided, that (i) until the 2030 annual meeting of stockholders or such other time as the Board is no longer classified under Section 141(d) of the DGCL, such director(s) may only be removed for cause and (ii) from and including the 2030 annual meeting of stockholders or such other time as the Board is no longer classified under Section 141(d) of the DGCL, such director(s) may be removed with or without cause.

Section 5.7 Rights of Holders of Preferred Stock. Notwithstanding the provisions of this Article V, whenever the holders of one or more series of Preferred Stock shall have the right to elect Preferred Stock Directors, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of this Certificate of Incorporation (including any certificate of designations relating to such series). The number of Preferred Stock Directors that may be elected by the holders of one or more series of Preferred Stock shall be in addition to the number fixed pursuant to Section 5.1 hereof, and the total number of directors constituting the Whole Board shall be automatically adjusted accordingly. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of one or more series of Preferred Stock having the right to elect a Preferred Stock Director are divested of such right, the terms of office of such Preferred Stock Director shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Whole Board shall automatically be reduced accordingly.

Section 5.8 No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board providing for the issuance of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE VI

Section 6.1 Limitation on Liability of Directors and Officers.

(i) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.

(ii) Neither the amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification.

ARTICLE VII

Section 7.1 No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders; provided, however, that any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

Section 7.2 Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock with respect to such series, special meetings of the stockholders of the Corporation may be called at any time only by (i) the Chair of the Board, the Board or the Chief Executive Officer of the Corporation or (ii) the Secretary of the Corporation at the written request of one or more stockholders of record in the manner and to the extent provided in the Bylaws. At any special meeting of stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII

Section 8.1 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to adopt, amend, alter, change or repeal the Bylaws. The stockholders of the Corporation shall also have the power to adopt, amend, alter, change or repeal the Bylaws at any special meeting of the stockholders of the Corporation if duly called for that purpose (provided that, in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of Voting Stock.

Section 8.2 Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein are granted subject to this reservation.

ARTICLE IX

Section 9.1 Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Section 9.2 Forum.

(i) Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a duty (including fiduciary duty) by, or other wrongdoing by, any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer, employee, agent or stockholder of the Corporation arising out of or relating to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), (iv) any action, suit or proceeding to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws, (v) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer, employee, agent or stockholder of the Corporation governed by the internal affairs doctrine, (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL or (vii) any action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware.

(ii) Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

(iii) For the avoidance of doubt, this Section 9.2 shall not apply to any action, suit or proceeding brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

(iv) To the fullest extent permitted by law, any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.2.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by Russell Hochman, its Chief Executive Officer, this 29th day of May, 2026.

ENVIRI II CORPORATION

By:	/s/ Russell Hochman
Name: Russell Hochman
Title: President and Chief Executive Officer

[Signature page to A&R Certificate of Incorporation (Enviri II)]